EXHIBIT 10.06

No. «GrantID»
FLEX LTD.
AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN

FORM OF PERFORMANCE-BASED RESTRICTED SHARE
UNIT AWARD AGREEMENT

This Performance-Based Restricted Share Unit Award Agreement (this “Agreement”) is entered into as of [<<Grant Date>>] (the “Grant Date” or “Effective Date”) by and between Flex Ltd., a Singapore corporation (the “Company”), and [«First» «Last»] (the “Participant”), and sets forth the terms and conditions of an award of [«Total Target Shares»] performance-based restricted share units (“PSUs”) (representing the aggregate Target Amount).

Capitalized terms not defined herein shall have the meaning ascribed to them in the Flex Ltd. Amended and Restated 2017 Equity Incentive Plan, as amended from time to time (the “Plan”). The Performance-Based Restricted Share Unit Award (the “PSU Award”) is granted subject to and in accordance with the express terms and conditions of the Plan and this Agreement, including the PSU Award terms set forth in Exhibit A (the “Individual Award Terms”) and any applicable country-specific terms set forth in Exhibit B. By accepting the PSU Award, the Participant agrees to be bound by the terms and conditions of the Plan, this Agreement, and the Exhibits hereto, and acknowledges receipt of a copy of the Plan and the official prospectus for the Plan, which are also available at the offices of the Company.

The Participant must affirmatively acknowledge and accept this PSU Award within 120 days following the Grant Date. Failure to do so will result in automatic forfeiture of this PSU Award.

1. Grant of PSU Award.

1.1 Grant of PSU Award. Subject to the terms and conditions of the Plan and this Agreement, including any country-specific terms set forth in Exhibit B, the Company hereby grants to the Participant a PSU Award for the number of Ordinary Shares set forth above (the “Shares”), which Shares are subject to EPS performance criteria (the “Target EPS Shares”).

(a) Vesting. The PSU Award shall vest, and the applicable number of Shares shall be issuable to the Participant, according to the Performance Criteria set forth in Exhibit A. If application of the Performance Criteria results in the vesting of a fractional Share, such Share shall be rounded down to the nearest whole Share (it being understood that fractional Shares resulting from application of separate Performance Criteria hereunder shall first be added together, and then rounded down, if applicable, to the nearest whole Share). Shares that vest and are issuable pursuant to the Performance Criteria are “Vested Shares.”

(b) Termination of Service. The PSU Award, all of the Company’s obligations and the Participant’s rights under this Agreement, shall terminate on the earlier of the Participant’s Termination Date (at which time, for the sake of clarity, all PSUs granted to Participant pursuant to the PSU Award that have not yet vested and been released will be immediately forfeited) or the date when all applicable Shares that are subject to the PSU Award have been allotted and issued, or forfeited in the case of any portion of the PSU Award that fails to vest; provided, however, that if the Participant has a Termination of Service due to Retirement, and signs a release of claims in the format specified by the Company, then (i) the PSU Award and all rights and obligations hereunder will not terminate and (ii) a number of Vested Shares shall be issued to the Participant following the end of the EPS Performance Period and on the Release Date upon the vesting of the PSU Award pursuant to the Performance Criteria and pro-rated for the portion of the EPS Performance Period during which the Participant was employed prior to Retirement; provided, further, that if within the EPS Performance Period, the Participant violates the terms of Sections 10 through 13 of this Agreement, a non-disclosure agreement with, or other confidentiality obligation owed to, the Company or any Parent, Subsidiary or Affiliate, then the PSU Award and all of the Company’s obligations and the Participant’s rights under this Agreement shall immediately terminate.

For purposes of this Agreement, “Retirement” shall mean the Participant’s voluntary Termination of Service after the Participant has attained age fifty-five (55) and completed at least five (5) years of service as an Employee of the Company or any Parent, Subsidiary or Affiliate; provided that the Participant’s age plus years of service equals at least sixty-five (65); provided, further, that the Participant provides, as may be required by the Company in its discretion, up to six (6) months of written notice of such Retirement which is irrevocable by the Participant.

(c) Termination of Service due to Death or Disability. Notwithstanding anything in this Agreement to the contrary, if the Participant has a Termination of Service due to death or Disability, then (i) the PSU Award and all rights and obligations hereunder will not terminate and (ii) the applicable number of Vested Shares shall be issued to the Participant as soon as administratively practicable following the Termination of Service due to death or Disability (with the issuance date being deemed as the Release Date for purposes of this Section 1.1(c)), pursuant to the Performance Criteria based upon (x) actual performance for any completed EPS Measurement Period during the EPS Performance Period, (y) target performance for any unfinished EPS Measurement Period during the EPS Performance Period and (z) pro-rated based on the fraction of the EPS Performance Period during which the Participant was employed prior to death or Disability.

For purposes of this Agreement, “Disability” shall mean the inability of the Participant to perform in all material respects their duties and responsibilities to the Company or any Parent, Subsidiary or Affiliate, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of at least six (6) consecutive months or (ii) such shorter period as the CEO (or the Committee in the case of the CEO) or the CEO’s direct reports, may reasonably determine in good faith. The Disability determination shall be in the sole discretion of the CEO, the Committee or the CEO’s direct reports, as applicable.

(d) Allotment and Issuance of Vested Shares. The Company shall allot and issue the Vested Shares as soon as administratively practicable after such number of Shares are determined to have vested (as Vested Shares) pursuant to the Performance Criteria, and as further set forth in the “PERFORMANCE MEASUREMENT, VESTING AND RELEASE – Vesting / Release” section of Exhibit A or as provided above in Sections 1.1(b) and (c), as applicable. The Company shall have no obligation to allot and issue, and the Participant will have no right or title to, any Shares, and no Shares will be allotted and issued to the Participant, until satisfaction of the Performance Criteria.

(e) Change of Control. Notwithstanding anything in this Agreement to the contrary, if a Change of Control occurs on or prior to the Participant’s Termination Date, the vesting of any outstanding portion of the PSU Award will be governed by the applicable provisions of Section 10.2 of the Plan.

(f) No Obligation to Employ. Nothing in the Plan or this Agreement shall confer on the Participant any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate the Participant’s employment or service relationship at any time, with or without cause.

(g) Nontransferability of PSU Award. None of the Participant’s rights under this Agreement or under the PSU Award may be transferred in any manner other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Participants in the U.S. may transfer or assign the PSU Award to Family Members through a gift or a domestic relations order (and not in a transfer for value), or as otherwise allowed by the Plan. The terms of this Agreement shall be binding upon the executors, administrators, successors and assigns of the Participant.

(h) Privileges of Share Ownership. The Participant shall not have any of the rights of a shareholder until the Vested Shares have been allotted and issued after the applicable vest date and distributed to the Participant.

(i) Interpretation. Any dispute regarding the interpretation of the terms and provisions with respect to the PSU Award and this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and on the Participant.

1.2 Title to Shares. Title will be provided in the Participant’s individual name on the Company’s records unless the Participant otherwise notifies Stock Administration of an alternative designation in compliance with the terms of this Agreement and applicable laws.

2. Delivery.

2.1 Deliveries by the Participant. The Participant hereby delivers to the Company this Agreement.

2.2 Deliveries by the Company. The Company will issue a duly executed share certificate or other documentation evidencing the Vested Shares in the name specified in Section 1.2 after such number of Shares are determined to have vested (as Vested Shares) pursuant to the Performance Criteria, and as further set forth in the “PERFORMANCE MEASUREMENT, VESTING AND RELEASE” section of Exhibit A or as provided above in Sections 1.1(b) and (c), as applicable; provided the Participant has delivered and executed this Agreement prior to the applicable vesting date and has remained continuously employed by the Company or a Parent, Subsidiary, or Affiliate through the relevant date on which such Shares become Vested Shares.

3. Compliance with Laws and Regulations. The issuance and transfer of the Shares to the Participant shall be subject to and conditioned upon compliance by the Company and the Participant with all applicable requirements of any share exchange or automated quotation system on which the Company’s Ordinary Shares may be listed at the time of such issuance or transfer. The Participant understands that the Company is under no obligation to register or qualify the Shares with the U.S. Securities and Exchange Commission, any state, local or foreign securities commission or any share exchange to effect such compliance.

4. Rights as Shareholder. Subject to the terms and conditions of this Agreement, the Participant will have all of the rights of a shareholder of the Company with respect to the Vested Shares which have been allotted and issued to the Participant until such time as the Participant disposes of such Vested Shares.

5. Stop-Transfer Orders.

5.1 Stop-Transfer Instructions. The Participant agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company administers transfers of its own securities, it may make appropriate notations to the same effect in its own records.

5.2 Refusal to Transfer. The Company will not be required (i) to register in its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any Participant or other transferee to whom such Shares have been so transferred.

6. Taxes and Disposition of Shares.

6.1 Tax Obligations.

(a) Regardless of any action the Company or the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items arising out of the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PSU Award, including but not limited to, the grant, vesting or issuance of Vested Shares underlying the PSU Award, the subsequent sale of Vested Shares acquired upon vesting and the receipt of any dividends; and (ii) do not commit and are under no obligation to structure the terms of the grant or any aspect of the PSU Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Furthermore, if the Participant has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Prior to the relevant taxable or tax withholding event, as applicable, the Participant shall pay or make arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the Tax-Related Items by one or a combination of the following: (i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company, the Employer, or any Parent or Subsidiary of the Company; (ii) withholding from the proceeds of the sale of Vested Shares acquired at vesting either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization), including a “sell-to-cover” transaction; (iii) withholding in Shares to be issued at vesting of the PSU Award; or (iv) any other method approved by the Committee and permitted by applicable laws.

(c) To avoid any negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for the Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Vested Shares, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of the Participant’s participation in the Plan.

(d) The Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described in this section. The Company may refuse to issue or deliver the Vested Shares or the proceeds from the sale of Shares, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

6.2 Disposition of Shares. The Participant hereby agrees that he or she shall make no disposition of the Shares (other than as permitted by this Agreement) unless and until the Participant shall have complied with all requirements of this Agreement applicable to the disposition of the Shares.

7. Nature of Grant. In accepting the PSU Award, the Participant acknowledges and agrees that:

(a) the Plan is established voluntarily by the Company, is discretionary in nature and may be amended, suspended or terminated by the Company at any time;

(b) the grant of the PSU Award is voluntary and occasional and does not create any contractual or other right to receive future PSU Awards, or benefits in lieu of PSU Awards, even if PSU Awards have been granted repeatedly in the past;

(c) all decisions with respect to future PSU Awards, if any, will be at the sole discretion of the Company;

(d) the Participant’s participation in the Plan is voluntary;

(e) the future value of the Shares underlying the PSU Award is unknown and cannot be predicted with certainty;

(f) no claim or entitlement to compensation or damages shall arise from the forfeiture of the PSU Award resulting from a Termination of Service (for any reason whatsoever and whether or not in breach of local labor laws), and in consideration of the PSU Award to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company and/or the Employer, waives the Participant’s ability, if any, to bring any such claim, and releases the Company and/or the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims; and

(g) if the Participant resides outside of the U.S.A.:

(A) the PSU Award and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

(B) the PSU Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, dismissal, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to past services for the Employer, the Company or any Parent, Subsidiary or Affiliate; and

(C) in the event of the Participant’s Termination of Service (whether or not in breach of local labor laws), and subject to Sections 1.1(b) and (c), as applicable, the Participant’s right to vest in the PSU Award under the Plan, if any, will terminate effective as of the date of Termination of Service, it being understood that the Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing service for purposes of this PSU Award.

8. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the sale of the Shares acquired upon vesting of the PSU Award. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

9. Data Privacy.

(a) The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other PSU Award materials by and among, as applicable, the Employer, the Company and its Parent, Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

(b) The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all PSU Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

(c) The Participant understands that Data will be transferred to the Company stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections from the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company, the Company stock plan service provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Participant understands, however, that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

10. Non-Disclosure of Confidential Information.

(a) The Participant acknowledges that the Company’s business and services are highly specialized, the identity and particular needs of the Company’s customers, suppliers, and independent contractors are not generally known, and the documents, records, and information regarding the Company’s customers, suppliers, independent contractors, services, methods of operation, policies, procedures, sales, pricing, and costs are highly confidential information and constitute trade secrets. The Participant further acknowledges that the services rendered to the Company by the Participant have been or will be of a special and unusual character which have a unique value to the Company and that the Participant has had or will have access to trade secrets and confidential information belonging to the Company, the loss of which cannot be adequately compensated by damages in an action at law.

(b) The Participant agrees to not use, disclose, upload, download, copy, transfer, or delete any Confidential Information, including trade secrets, except as required in the performance of the Participant’s duties to the Company. “Confidential Information” means information that the Company has obtained in connection with its present or planned business, including information the Participant developed in the performance of the Participant’s duties for the Company, the disclosure of which could result in a competitive or other disadvantage to the Company. Confidential Information includes, but is not limited to, all information of Company to which the Participant has had or will have access, whether in oral, written, graphic or machine-readable form, including without limitation, records, lists, specifications, operations or systems manuals, decision processes, policies, procedures, profiles, system and management architectures, diagrams, graphs, models, sketches, technical data, research, business or financial information, plans, strategies, forecasts, forecast assumptions, business practices, marketing information and material, customer names, vendor lists, independent contractor lists, identities, or information, proprietary ideas, concepts, know-how, methodologies and all other information related to Company’s business and/or the business of any of its affiliates, knowledge of the Company’s customers, suppliers, employees, independent contractors, methods of operation, trade secrets, software, software code, methods of determining prices. Confidential Information shall also include all information of a third party to which Company and/or any of its affiliates have access and to which the Participant has had or will have access. The Participant will not, directly, or indirectly, copy, take, disclose, or remove from the Company’s premises, any of the Company’s books, records, customer lists, or any Confidential Information. The Participant acknowledges and understands that, pursuant to the Defend Trade Secrets Act of 2016: An individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Further, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the employer’s trade secrets to the individual’s attorney and use the trade secret information in the court proceeding if the individual: (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order. Notwithstanding the foregoing, nothing in this Agreement is intended to restrict or prohibit Participant from communicating with, providing testimony before, providing confidential information to, reporting to or participating in an investigation with a government agency or authority about a possible violation of law, or from making other disclosures that are protected under the whistleblower protections of applicable state or federal law or regulation. As used in this Section 10, “Company” includes any Parent, Subsidiary or Affiliate.

11. Employee Non-Solicitation. The employee non-solicitation provisions contained in Section 11(a) apply to all Participants, and the provisions in Section 11(b) apply to all Participants except California employees. As used in this Section 11, “Company” includes any Parent, Subsidiary or Affiliate.

(a) Non-Solicitation of Employees During Employment. During the term of the Participant’s employment with the Company, the Participant will not, either on the Participant’s own account or for any person, firm, partnership, corporation, or other entity (a) solicit, interfere with, or endeavor to cause any employee of the Company to leave employment with the Company; or

(b) induce or attempt to induce any such employee to breach their obligations to the Company. (b) Non-Solicitation of Employees After Employment. For a period of twelve (12) months following the date of the Participant’s separation from employment with the Company for any reason, the Participant will not, either on the Participant’s own account or for any person, firm, partnership, corporation, or other entity, (a) solicit, interfere with, or endeavor to cause any employee of the Company to leave employment with the Company; or (b) refer any employee of the Company to anyone outside of the Company for the purpose of that employee seeking, obtaining, or entering into an employment relationship and/or agreement to provide services; or (c) induce or attempt to induce any such employee to breach their obligations to the Company.

12. Customer Non-Solicitation. The customer non-solicitation provisions contained in Section 12(a) apply to all Participants, and the provisions contained in Section 12(b) apply to all Participants except California employees. As used in this Section 12, “Company” includes any Parent, Subsidiary or Affiliate.

(a) Non-Solicitation of Customers During Employment. During the term of the Participant’s employment with the Company, the Participant will not solicit, induce, or attempt to induce any past or current customer of the Company (i) to cease doing business, in whole or in part, with the Company; or (ii) to do business with any other person, firm, partnership, corporation, or other entity which performs services similar to or competitive with those provided by the Company.

(b) Non-Solicitation of Customers After Employment. For a period of twelve (12) months following the date of the Participant’s separation from employment with the Company for any reason, the Participant will not, either on the Participant’s own account or for any person, firm, partnership, corporation, or other entity, either directly or through others, solicit, induce, or attempt to induce any past or current Customer (defined below) of the Company to terminate, reduce, or negatively alter his/her/its relationship with the Company or to do business with a Competing Company (defined below). The geographic scope of the covenants described in this Section 12 shall include any city, county, or state of the United States and any such other city, territory, country, or jurisdiction in which Participant has worked and/or performed services for the Company. For purposes of this Section 12, “Customer” means any person, company or entity that: (a) was a customer of the Company during the last two (2) years of Participant’s employment and/or at the time of the termination of Participant’s employment; or (b) was engaged in active negotiations with the Company relating to the purchase of services or products from the Company at any time during the two (2) years immediately prior to the termination of Participant’s employment. A “Customer” shall not include any customer that Participant did not solicit, service, or have business-related dealings with or receive Confidential Information about in the last two (2) years of Participant’s employment with the Company.

13. Non-Compete. The non-compete provision contained in this Section 13 applies to all Participants except California employees. As used in this Section 13, “Company” includes any Parent, Subsidiary or Affiliate.

For a period of twelve (12) months following the date on which the Participant’s employment with the Company terminates for any reason, regardless of whether the termination is initiated by the Participant or the Company, the Participant agrees that the Participant will not: (A) provide services that are the same or similar in function or purpose to that which Participant performed for the Company to a Competing Company within the Restricted Area (defined below); (B) own (other than the ownership of five percent (5%) or less of the shares of a publicly traded company) or operate a business that is a competitor of the Company; or (C) provide services that are otherwise likely to result in the use or disclosure of the Company’s Confidential Information.

A “Competing Company” is a person or entity engaged in the provision of a product or service which competes with the products and services offered by the Company, as to which Participant (a) had business-related involvement or (b) received Confidential Information about during the last two (2) years of Participant’s employment with the Company.

The “Restricted Area” means the Company’s area of legitimate competitive concern based on Participant’s responsibilities to Flex and knowledge of the Company’s Confidential Information and goodwill with customers, clients, business partners, dealers, and agents as it exists in view of all relevant facts and circumstances. If Participant is or was an employee with defined geographic responsibilities, the Restricted Area shall include all geographies over which Participant had assigned responsibilities during the last two (2) years of Participant’s employment with the Company.

14. Additional Post-Employment Restrictive Covenant Terms.

(a) Consideration. Participant acknowledges that s/he would not have received the benefits and consideration provided under this Agreement but for his/her agreement to abide by its Non-Disclosure, Non-Solicitation, and Non-Compete (collectively, “Post-Employment Restrictive Covenants”) terms and that Participant’s agreement to the Post-Employment Restrictive Covenants is a material component of the consideration for this Agreement. Participant understands that s/he has the right to consult with an attorney regarding the terms of this Agreement before signing it, and that s/he has had at least 14 days to review the Agreement.

(b) Subsequent Employment. Participant agrees that, while employed by the Company and for twelve (12) months thereafter, Participant will communicate the terms of the Post-Employment Restrictive Covenants to any person, firm, association, partnership, corporation, or other entity that Participant intends to become employed by, associated with or represent, or contract for, prior to accepting and engaging in such employment, contract, association and/or representation.

(c) Tolling. Participant agrees that the applicable Restricted Period shall be tolled and suspended during and for the pendency of any violation of the Post-Employment Restrictive Covenants’ terms and for the pendency of any legal proceedings to enforce these terms, and that all time that is part of or subject to such tolling and suspension shall not be counted toward the 12-month duration of the Restricted Period.

(d) Reasonable and Necessary. Participant agrees that the Post-Employment Restrictive Covenants set forth in Sections 11, 12 and 13 are reasonable and necessary for the protection of the Company’s legitimate business interests, that they do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company, that they contain reasonable limitations as to time and scope of activity to be restrained, that they do not unduly restrict Participant’s ability to earn a living, and that they are not unduly burdensome to Participant.

(e) Judicial Modification. If any restriction set forth in Sections 11, 12 or 13 is found by a court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

(f) Non-U.S. Country-Specific Provisions. The restrictions contained in Sections 12 and 13 do not apply to Participant if Participant works and resides in a country that mandates, as a non-waivable condition, continued pay during the Restricted Period, unless the Company advises the Participant that it will tender such pay, which shall be in the minimum amount required by applicable law.

15. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement and in the Plan, this Agreement will be binding upon the Participant and the Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

16. Governing Law; Venue; Severability. This Agreement shall be governed by and construed in accordance with the internal laws of the state where you reside, excluding that body of laws pertaining to conflict of laws. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the PSU Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the state where you reside and agree that such litigation shall be conducted only in the applicable federal courts for the state where you reside, or if the issue cannot be adjudicated by federal courts, then the state courts for the state where you reside. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

17. Notices. Any notice required to be given or delivered to the Company shall be in writing and addressed to the Vice President of Finance of the Company at its corporate offices at 12515-8 Research Blvd, Suite 300, Austin, Texas 78759, or sent via email to the designated Company email address. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address indicated in the Company’s records or to such other address as the Participant may designate in writing from time to time to the Company. All notices shall be deemed effectively given upon personal delivery, upon transmission by email (with confirmation of receipt), three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested), or one (1) business day after its deposit with any return receipt express courier (prepaid). Notices may also be delivered electronically in accordance with Section 20.

18. Headings. The captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. All references herein to Sections will refer to Sections of this Agreement.

19. Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.

20. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

21. Exhibits. The Individual Award Terms applicable to this PSU Award are set forth in Exhibit A. The PSU Award shall also be subject to any special terms and provisions for the Participant’s country as set forth in Exhibit B. If the Participant relocates to one of the countries included in Exhibit B, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable to comply with local law or facilitate the administration of the Plan. Each of Exhibit A and Exhibit B constitutes part of this Agreement.

22. Code Section 409A. With respect to U.S. taxpayers, it is intended that the terms of the PSU Award will comply with the provisions of Section 409A of the Code and the Treasury Regulations relating thereto so as not to subject the Participant to the payment of additional taxes and interest under Section 409A of the Code, and this Agreement will be interpreted, operated and administered in a manner that is consistent with this intent. In furtherance of this intent, the Committee may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, in each case, without the consent of the Participant, that the Committee determines are reasonable, necessary or appropriate to comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance. In that light, the Company makes no representation or covenant to ensure that the PSU Awards that are intended to be exempt from, or compliant with, Section 409A of the Code are not so exempt or compliant or for any action taken by the Committee with respect thereto.

23. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the PSU Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

24. Remedies. In addition to all of the remedies otherwise available to the Company, the Company shall have the right to injunctive relief to restrain and enjoin any actual or threatened breach of Sections 10, 11, 12 and 13 of this Agreement. Participant further agrees that, in the event of a breach of Sections 10, 11, 12 and/or 13, (a) the Company shall be entitled to all of its remedies at law or in equity, including but not limited to monetary damages; (b) the Company shall be entitled to an accounting and repayment from Participant of all profits, compensation, commissions, remuneration or benefits that Participant directly or indirectly realized or may realize as a result of or in connection with any breach of the Post-Employment Restrictive Covenants, and such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which the Company may be entitled at law or equity. All of the Company’s remedies for breach of this Agreement shall be cumulative and the pursuit of one remedy will not be deemed to exclude any other remedies.

25. Entire Agreement; Recoupment.

(a) The Plan and this Agreement, together with all its Exhibits, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof.
(b) In consideration of the grant of the PSU Award to the Participant, and notwithstanding anything in this Agreement to the contrary, (i) the PSU Award shall be subject to cancellation, and (ii) any Shares issued or payments made pursuant to the PSU Award shall be subject to recovery, clawback and/or recoupment, in each case, (x) as set forth in Section 14.16 of the Plan pursuant to any clawback or similar policy that the Company adopts or amends (or has adopted or amended), or (y) as required under applicable law or any applicable requirement of any share exchange on which such Shares may be listed.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

FLEX LTD.	PARTICIPANT

By:	By:

Name:	Name:

Title:	Address:

FLEX LTD. AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN

EXHIBIT A TO THE
PERFORMANCE-BASED RESTRICTED SHARE UNIT AWARD AGREEMENT

INDIVIDUAL AWARD TERMS

PERFORMANCE MEASUREMENT, VESTING, AND RELEASE

1.EPS Performance Criteria: Vesting is based on the Company's growth of adjusted earnings per share (“EPS” or “EPS Growth”), measured with respect to each EPS Measurement Period described below and averaged with respect to all three (3) EPS Measurement Periods that relate to the EPS Performance Period (i.e., the Company's average EPS growth).

2.EPS Performance Period: The three (3)-year period commencing on the first day of the fiscal year in which the Effective Date of this PSU Award occurs and ending on the last day of the third fiscal year thereafter.

3.EPS Measurement Period: Performance is measured over a three-year EPS Performance Period in three discrete annual Measurement Periods. Each “EPS Measurement Period” means a single fiscal year within the EPS Performance Period (i.e., Year 1, Year 2, and Year 3).

4.EPS Payout Table: Payouts can range from 0 - 250% of the Target EPS Shares (such 250% of Target EPS Shares, the “Maximum EPS Shares”) based on the achievement levels set forth in the chart below:

Performance Level	Year on Year EPS Growth	Awards Earned as a % of the Target
Maximum	> x%	250%*
Below Maximum / Above High	> x% – < x%	Interpolate
High	x%	200%
Below High / Above Target	> x% – < x%	Interpolate
Target	x%	100%
Below Target / Above Low	> x% – < x%	Interpolate
Low	x%	85%
Below Low / Above Threshold	> x% – < x%	Interpolate
Threshold	x%	50%
Below Threshold	< x%	0%

5.rTSR Modifier: If the Company's TSR performance over the three-year EPS Performance Period is below the 25th percentile rank relative to the rTSR Peer Companies, then the Maximum EPS Shares pursuant to the EPS program will be capped at 200% of Target EPS Shares. As used herein, “rTSR Peer Companies” means the companies set forth below in Section 9 of this Exhibit A; provided, however, that the Peer Companies will be subject to change as described below.

6.Payout Matters: If threshold performance is not attained with respect to Target EPS Shares then the PSU Award pursuant to the EPS program will be forfeited in its entirety. If threshold performance is attained, the applicable number of Shares will vest (as Vested Shares). If applicable, such number of Vested Shares will be determined on an interpolated basis for performance between (i) threshold and low, (ii) low and target, (iii) target and high, or (iv) high and maximum, as the case may be, per the above Payout Table. Fractional percentage points will be rounded to the nearest tenth of a percentage point with respect to EPS Payout Table. The foregoing describes payout matters in general terms and is subject to Sections 1.1(b) and (c) of this Agreement.

7.Vesting / Release: If the EPS Performance Criteria (the “Performance Criteria”) is attained, the applicable number of Shares will vest (as Vested Shares) on the date the Committee certifies the level of achievement of the EPS Performance Criteria during the EPS Performance Period (which may include the determination of the Company’s TSR performance over the three-year EPS Performance Period). The Vested Shares will be released as soon as administratively practicable thereafter (such date of release being the “Release Date”), and in any event following the end of the EPS Performance Period, and certification of results by the Committee, but prior to June 30, 2029. Applicable tax withholding and reporting will be contingent on the closing price on the Release Date. The foregoing describes vesting and release matters in general terms and is subject to Sections 1.1(b) and (c) of this Agreement.

8.EPS- AND TSR-RELATED DEFINITIONS AND ADDITIONAL INFORMATION

Earnings Per Share (“EPS”): EPS represents the Company's net income divided by the weighted average of the number of the Company's Ordinary Shares on a fully diluted basis during a specified start and ending period.

Earnings Per Share Growth:

In General: EPS growth is determined based on the annual growth rate of the Company's EPS during the applicable EPS Measurement Period. For purposes of this calculation, (i) the starting point to calculate EPS growth shall be the Company's EPS for the twelve (12)-month period preceding the applicable EPS Measurement Period, (ii) the ending point to calculate EPS growth shall be the Company's EPS with respect to, and as of the close of, such EPS Measurement Period. EPS shall be determined on a non-GAAP basis. In calculating non-GAAP financial measures, the Committee shall exclude certain items to facilitate a review of the comparability of the Company's operating performance on a period-to-period basis because such items are not, in the Committee's view, related to the Company's ongoing operational performance. All adjustments shall be subject to approval by the Committee to ensure that payout levels are consistent with performance.

Extraordinary Items or Events: In addition to the non-GAAP measures and adjustments historically used by the Company in determining EPS, the following items shall be disregarded in determining achievement of the EPS growth performance goal: extraordinary items or events that have unanticipated impact (e.g., the Ukraine Conflict), corporate transactions (including acquisitions or dispositions) and other unusual or nonrecurring items. For purposes of such EPS growth determinations, the impact of unplanned share repurchases attributable to corporate transactions (including acquisitions or dispositions) shall be disregarded.

Total Shareholder Return: TSR represents the cumulative return of an investment and includes the change in the stock price and dividend value from a specified start and ending period. The formula for the calculation is as follows:
TSR = ((Price End - Price Begin) + Dividend Value) ÷ Price Begin

TSR Calculation: In General: For purposes of determining whether the rTSR Modifier applies, the Company’s TSR percentile rank is determined by calculating the TSR of each rTSR Peer Company and determining the percentile rank of the Company’s TSR as compared to the TSRs for all of the rTSR Peer Companies (that is, the number of members of the rTSR Peer Group with TSRs at or below the TSR of the Company); provided that a company will be removed from the group of rTSR Peer Companies if, during the EPS Performance Period, it ceases to have a class of equity securities that is both registered under the Exchange Act and actively traded on a U.S. public securities market (unless such cessation is due to any of the circumstances described in clauses (i) through (iv) of the following sentence). The TSR for an rTSR Peer Company will be negative one hundred percent (-100%) for the EPS Performance Period, if such company: (i) files for bankruptcy, reorganization, or liquidation under any chapter of the U.S. Bankruptcy Code; (ii) is the subject of an involuntary bankruptcy proceeding [under the U.S. Bankruptcy Code] that is not dismissed within thirty (30) days; (iii) is the subject of a stockholder approved plan of liquidation or dissolution; or (iv) ceases to conduct substantial business operations. For the avoidance of doubt, the acquisition of a company within the group of rTSR Peer Companies during the EPS Performance Period by another person or group of related persons by itself does not result in the company being treated as ceasing to conduct substantial business operations.

20-Day Closing Price Average: To avoid the effects of short-term price fluctuations, a “20-day closing price average” will be used for determining TSR values, and will be calculated using a basic average of the applicable company’s closing prices on the previous twenty (20) trading days prior to the beginning and end of the EPS Performance Period. Only the daily closing price will be used to determine TSR values as reported by the Wall Street Journal or any other reputable financial services information provider. The formula for the calculation is as follows:

20-Day Closing Price Average = (Sum of Prior 20-Day Closing Prices) ÷ 20

Dividends Generally: Dividends (including any special dividends or distributions) will be assumed to be reinvested in shares (including fractional shares) of the applicable dividend-paying company, based on its per-share closing price on the date on which such dividends are paid.

Equity Distributions: In the case of an equity distribution, the value of distributed equity will be treated as a stock dividend, and captured using the 20-day closing price average for measuring performance, as described above.

Spin-Offs: In the event of a stock distribution from an rTSR Peer Company consisting of the shares of a new publicly traded company (a “spin-off”), such rTSR Peer Company shall remain as an rTSR Peer Company and such stock distribution shall be treated as a dividend from such rTSR Peer Company based on the closing price of the shares of the spun-off company on its first day of trading. The performance of the shares of the spun-off company shall not thereafter be tracked for TSR calculation purposes.

Other Equitable Adjustments: Equitable adjustments shall be made to account for stock splits, recapitalizations and other similar events affecting the common equity securities in question.

The formula for calculating the Company’s TSR percentile rank is as follows:

((B + .5E) ÷ N) × 100

B = Number of rTSR Peer Companies with TSRs below the Company’s TSR
E = Number of rTSR Peer Companies with TSRs equal to the Company’s TSR
N = The number of rTSR Peer Companies

EXAMPLES
The examples below assume x Total Target EPS Shares are awarded on the Grant Date

Scenario 1:
Outcome: Maximum EPS Growth Performance and rTSR Percentile Rank at xth percentile, each over the EPS Performance Period

EPS Growth Percentage: x%
EPS Award Earned: x% is greater than x% (Maximum Performance Level) and rTSR performance over the EPS Performance Period is above xth percentile rank relative to rTSR Peer Companies, so maximum earnings of x% of the Target EPS Shares, or x Vested Shares is achieved

Scenario 2:
Outcome: Between High and Maximum EPS Growth Performance and rTSR Percentile Rank at xth percentile, each over the EPS Performance Period

EPS Growth Percentage: x%
EPS Award Earned: x% is greater than x% (High Performance Level) and less than x% (Maximum Performance Level). Interpolation would not apply since the rTSR performance over the EPS Performance Period is below xth percentile rank relative to rTSR Peer Companies, so earnings capped at x% of the Target EPS Shares, or x Vested Shares is achieved

9. rTSR PEER COMPANIES:

3M	AECOM	AGCO
APi Group	Arrow Electronics	ASUSTek Computer
AtkinsRealis	Avnet	Builders FirstChoice
CDW	Celestica	Coherent
Compal Electronics	Corning	Cummins
Dell Tech	Dycom Industries	EMCOR Group
Equinix	Far Eastern New Century	Ferguson Enterprises
Finning International	Fluor	General Dynamics
Giga-Byte Tech	HPE	HP
Huntington Ingalls	Icahn Enterprises	Ingram Micro
Inventec	Jabil	MasTec
Oshkosh	PACCAR	Pegatron
Primoris Services	Quanta Computer	Quanta Services
QXO	Resideo Tech	Rush Enterprises
Sandisk	Sanmina	Seagate Tech
StandardAero	Stanley Black & Decker	Super Micro Computer
TD SYNNEX	TE Connectivity	Textron
UFP Industries	Vertiv	Watsco
WESCO International	Western Digital	Wistron
Wiwynn	WSP Global	WT Microelectronics
Zhen Ding Tech

FLEX LTD. AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN

EXHIBIT B TO THE
RESTRICTED SHARE UNIT AWARD AGREEMENT
FOR NON-U.S. PARTICIPANTS

Terms and Conditions

This Exhibit B includes additional terms and conditions that govern the RSU Award granted to the Participant under the Plan if the Participant resides in one of the countries listed below. Certain capitalized terms used but not defined in this Exhibit B have the meanings set forth in the Plan and/or the Agreement.

Notifications

This Exhibit B also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of March 2026. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Exhibit B as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time that the RSU Award vests and Shares are issued to the Participant or the Participant sells Shares acquired upon vesting of the RSU Award under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of a particular result. Accordingly, the Participant is advised to seek appropriate professional advice (including for the avoidance of doubt legal and tax advice) as to how the relevant laws, regulations, guidance or any other similar rules in the Participant’s country may apply to his or her situation. Finally, if the Participant is a citizen or resident of a country other than the one in which he or she is currently working or transfers employment after the Date of Grant, the information contained herein may not be applicable to the Participant.

PART 1 – LOCAL TERMS AND CONDITIONS

AUSTRIA

Notifications

Exchange Control Information. If the Participant holds Shares acquired under the Plan outside of Austria, the Participant must submit a report to the Austrian National Bank. An exemption applies if the value of the Shares as of any given quarter does not exceed €5,000,000. If the threshold is exceeded, quarterly obligations are imposed, with the reporting deadline being the fifteenth day of the month immediately following the end of a calendar quarter. When the Participant sells Vested Shares issued under the Plan, there may be exchange control obligations if the cash received is held outside of Austria. If the transaction volume of all the Participant’s accounts abroad exceeds €3,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month.

BRAZIL

Terms and Conditions

This provision replaces Section 9 of the Agreement:

The Participant understands that the Company may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Parent, Subsidiary or Affiliate, details of all RSU Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, and that the Company will process said data and other data lawfully received from any third party (“Personal Data”) for the exclusive purpose of managing and administering the Plan and complying with applicable laws and regulations. The Participant also understands that providing the Company with Personal Data is mandatory for compliance with laws and is necessary for the performance of the Plan and that the Participant’s refusal to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan. Personal Data may be transferred to relevant parties for the purposes of managing the Plan, such as banks, other financial institutions or brokers involved in the management and administration of the Plan. More specifically, the Participant further understands that the Company and any Parent, Subsidiary or Affiliate will transfer Personal Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and that the Company and any Parent, Subsidiary or Affiliate may each further transfer Personal Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer of Personal Data to a broker or other third party with whom the Participant may elect to deposit any Vested Shares acquired under the Plan or any proceeds from the sale of such Shares. Such recipients may receive, possess, use, retain and transfer Personal Data in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that these recipients may be acting as controllers or processors, as the case may be, according to applicable privacy laws, and that they may be located in or outside Brazil, such as in the United States and/or Singapore or elsewhere, in countries that may provide a different level of data protection as intended under Brazilian privacy law.

Participants can exercise their rights over their Personal Data at any time. The rights include access to their Personal Data, rectification of outdated Personal Data, information on the sharing of Personal Data with third parties, among others. Further information on how the Company processes Personal Data and how to contact the Company in case of doubts or requests are set out in the Company’s privacy notice, which is available at: https://flex.com/company/policies/privacy-policy.

Notifications

Compliance with Law. By accepting the RSU Award, the Participant acknowledges his or her agreement to comply with applicable Brazilian laws and report and pay any and all applicable taxes (including, but not limited to, income tax, social security contributions, capital gains taxes and foreign exchange taxes) associated with the RSU Award, the receipt of any dividends, and the sale of Vested Shares issued under the Plan.

Exchange Control Reporting Information. If the Participant is a resident or domiciled in Brazil, he or she will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights (i.e., the Shares individually and/or together with any other assets or rights) is equal to or greater than US$1,000,000 (approximately BRL 5,276,900 as of March  2026 ) as verified on December 31st of any given calendar year. Additionally, if said aggregate value of assets and rights held abroad by the Participant is equal to or greater than US$ 100,000,000 or its equivalent in other currencies (approximately BRL 527,690,000 as of March2026 ), as verified on March 31st, June 30th and/or September 30th of any given calendar year, he or she will be required to submit one or more quarterly declarations to the Central Bank of Brazil, as applicable according to the dates and times defined by such authority. Foreign individuals holding Brazilian visas and residency authorizations are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the Participant’s date of admittance as a resident of Brazil. Assets and rights that must be reported include Shares issued upon vesting of the RSU Award under the Plan.

Foreign Asset / Account Reporting Information.
If Participant is a resident or domiciled in Brazil, Participant may be required to submit a declaration of assets and rights held outside of Brazil to the Central Bank of Brazil.
If the aggregate value of such foreign assets and/or rights fall between certain values (currently US$1,000,000 or more but less than US$100,000,000) a declaration must be submitted annually.
If the aggregate value of such assets and/or rights exceeds a certain threshold (currently US$100,000,000) a declaration must be submitted quarterly.

Tax Reporting Information. Assets and rights held by the Participant (including the Shares) must also be declared and described in his or her annual individual income tax return in the section “Bens e Direitos”, subsections “Situação em 12.31.«year»“ and “Discriminação”.

Risk Factor. By accepting this RSU Award, the Participant hereby represents and acknowledges that investment in the Shares underlying the RSU Award involves a degree of risk. If the Participant elects to participate in the Plan, the Participant should monitor their participation and consider all risk factors relevant to the vesting or delivery of the Shares acquired upon vesting of the RSU Award.

CANADA

Terms and Conditions

French Language Provision. The following provision will apply if the Participant is a resident of Quebec:

French Language Documents. A French translation of this document and certain other documents related to the RSU Award will be made available to the Participant concurrently with this document. Notwithstanding anything to the contrary in the Agreement, and unless the Participant indicates otherwise, the French translation of this document and the Plan will govern the Participant’s participation in the Plan.

Documents en Langue Française. Une traduction française du présent document et de certains autres documents relatifs aux droits sur des actions assujettis à des restrictions (« RSU Awards ») sera mise à la disposition du Participant en même temps que le présent document. Nonobstant toute disposition contraire dans le Contrat, et à moins que le Participant n'indique le contraire, la traduction française du présent document et le Plan régira la participation du Participant au Plan.

Termination of Service. This provision supplements Section 1.1(b) of the Agreement:

For purposes of the RSU Award, and except as explicitly and minimally required under applicable legislation, the Participant’s Termination of Service (for any reason whatsoever, whether or not later found to be invalid, unlawful or in breach of employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment or service agreement, if any), will be measured by the date that is the earliest of (i) the date on which the Participant’s employment with the Employer is terminated, or (ii) the date the Participant receives written notice of termination from the Employer, regardless of any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under local law. For greater certainty, the Participant will not earn or be entitled to any pro-rated vesting, or other participation in the RSU Award or the Plan, for that portion of time before the date on which the Participant’s right to vest terminates, nor will the Participant be entitled to any compensation for lost vesting or other participation. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting during a statutory notice period, the Participant’s right to vest in or otherwise benefit from the RSU Award, if any, will terminate effective upon the expiry of the minimum statutory notice period, but the Participant will not earn or be entitled to pro-rated vesting, or other participation in the Plan, if the vesting date falls after the end of the statutory notice period, nor will the Participant be entitled to any compensation for lost vesting, explicitly and minimally required under applicable legislation, or other participation.

Subject to applicable legislation, if the date the Participant is no longer actually providing services cannot be reasonably determined under the terms of this Agreement or the Plan, the Committee shall have the exclusive discretion to determine when the Participant is no longer providing services for purposes of the RSU Award.

Nature of Grant. Sections 7(f) and 7(g)(B) of the Agreement shall apply, except to the extent explicitly and minimally required under applicable legislation.

Data Privacy. This provision supplements Section 9 of the Agreement:

The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company, any Parent, Subsidiary or Affiliate and the

Committee to disclose and discuss the Plan with their advisors. The Participant further authorizes the Company and any Parent, Subsidiary or Affiliate to record such information and to keep such information in the Participant’s employee file. The Participant further authorizes the Company and its subsidiaries and affiliates to record such information and to keep such information in the Participant’s employee file. The Participant acknowledges and agrees that the Participant’s personal information, including sensitive personal information, may be transferred or disclosed outside of the province of Quebec, including to the United States. Finally, the Participant acknowledges and authorizes the Company and other parties involved in the administration of the Plan to use technology for profiling purposes and to make automated decisions that may have an impact on the Participant or the administration of the Plan.

Notifications

Securities Law Notification. The Participant is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the NASDAQ stock market in the United States of America.

Foreign Asset/Account Reporting Information. The Participant is required to report any foreign specified property annually on Form T1135 (Foreign Income Verification Statement) if the total value of the Participant’s foreign specified property exceeds C$100,000 at any time during the year. The form must be filed by April 30th of the following year. Foreign specified property includes cash proceeds received upon settlement of RSU Awards and may include unvested RSU Awards. It is the Participant’s responsibility to comply with these reporting obligations, and the Participant should consult his or her own personal tax advisor in this regard before taking any action.

CHINA

Terms and Conditions

Sale of Shares upon Termination of Service. This provision supplements Section 1.1(d) of the Agreement:

Due to local regulatory requirements, in the event the Participant has a Termination of Service for any reason, the Participant shall be required to sell all Vested Shares issued pursuant to the Plan no later than six (6) months after the Termination Date (or such other period as may be required by the State Administration of Foreign Exchange (“SAFE”) or the Company and repatriate the sale proceeds to China in the manner designated by the Company. However, in the case of Vested Shares issued to Participant after Termination of Service due to Retirement, the six (6) month period shall run from the date the Vested Shares are issued to the Participant. The Participant further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Vested Shares (on the Participant’s behalf pursuant to this authorization) and the Participant expressly authorizes the Company’s designated broker to complete the sale of such Vested Shares. The Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Vested Shares at any particular price. Upon the sale of the Vested Shares, the Company agrees to pay the Participant the cash proceeds from the sale, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items.

Exchange Control Requirements. The Participant understands and agrees that, pursuant to local exchange control requirements, the Participant will be required to immediately repatriate the cash proceeds from the sale of Vested Shares underlying the RSU Award to China. The Participant further understands that, under local law, such repatriation of his or her cash proceeds may need to be effectuated through a special exchange control account established by the Company, any Parent, Subsidiary, Affiliate or the Employer, and the Participant hereby consents and agrees that any proceeds from the sale of Vested Shares may be transferred to such special account prior to being delivered to the Participant. The Company is under no obligation to secure any exchange conversion rate, and the Company may face delays in converting the proceeds to local currency due to exchange control restrictions in China. The Participant agrees to bear any currency fluctuation risk between the time the Vested Shares are sold and the time the sale proceeds are distributed through any such special exchange account. The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China. These requirements will not apply to non-PRC citizens.

Administration. The Company and its Parent, Subsidiary, Affiliate or the Employer shall not be liable for any costs, fees, lost interest or dividends or other losses the Participant may incur or suffer resulting from the enforcement of the terms of this Exhibit B or otherwise from the Company’s operation and enforcement of the Plan and the Agreement in accordance with the PRC law including, without limitation, any applicable local exchange control rules, regulations and requirements.

Data Privacy

(a)     Data Collection and Usage. The Company collects, processes and uses personal data about the Participant, including but not limited to, the Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all awards, rights or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, which the Company receives from the Participant or the Employer. In order for the Participant to participate in the Plan, the Company will collect his or her personal data for purposes of allocating Vested Shares and implementing, administering and managing the Plan. The Company’s legal basis for the processing of the Participant’s personal data is based on the Participant’s consent, the necessity for Company’s performance of its obligations under the Plan and pursuant to the Company’s legitimate business interests, and the Participant hereby confirms and agrees that the Company shall be entitled to collect, process, use and cross-border transfer such personal data for the purpose of implementation of the Plan.

(b)    Stock Plan Administration and Service Providers. The Company may transfer the Participant’s data to one or more third party stock plan service providers based in the U.S. and/or Singapore, which may assist the Company with the implementation, administration and management of the Plan. Such service provider(s) may open an account for the Participant to receive and trade Vested Shares. The Participant may be asked to acknowledge, or agree to, separate terms and data processing practices with the service provider(s).

(c)    International Data Transfers. The Participant’s personal data will be transferred from the Participant’s country to the U.S. and/or Singapore, where the Company is based, and may be further transferred by the Company to the U.S. and/or Singapore, where its service providers are based.

(d)    Data Retention. The Company will use the Participant’s personal data only as long as necessary to implement, administer and manage the Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and securities laws. When the Company no longer needs the Participant’s personal data, which will generally be ten (10) years after the Participant participates in the Plan, the Company will delete such data or anonymize such data on its systems. If the Company keeps the data longer, it would be to satisfy any applicable legal or regulatory obligations.

(e)    Data Subject Rights. The Participant understands that he or she may have a number of rights under data privacy laws in China. Subject to the applicable data protection laws and regulations in China, as updated from time to time, such rights may include the right to (i) request access or copies of personal data processed by the Company, (ii) rectification of incorrect data, (iii) deletion of data, (iv) restrictions or reject on processing of data, (v) portability of data, (vi) lodge complaints with competent authorities in the Participant’s jurisdiction, (vii) request for an explanation on the data processing rules, and/or (viii) receive a list with the names and addresses of any potential recipients of the Participant’s personal data. To receive clarification regarding these rights or to exercise these rights, the Participant can contact his or her local human resources department.

CZECH REPUBLIC

Notifications

Exchange Control Information. If the Czech National Bank notifies the Participant that he/she is considered by the Czech National Bank as a statistically significant reporting person for the purpose of the balance of payments statistics, the Participant will need to file a notification to the Czech National Bank on an annual basis regarding the Shares held by such Participant. The Participant is responsible for complying with any applicable Czech exchange control laws.

DENMARK

Notifications

Danish Stock Options Act. By accepting the RSU Award, the Participant acknowledges that he or she received an Employer Statement, translated into Danish attached hereto, which is being provided to comply with the Danish Stock Option Act as amended effective January 1, 2019, to the extent that the Danish Stock Option Act applies to the RSU Award.

Exchange Control/Tax Reporting Information. The Danish Tax Administration automatically receives information about brokerage accounts held with brokers or banks outside Denmark. As the Danish Tax Administration does not necessarily receive information about transactions made on foreign brokerage accounts on an ongoing basis, the numbers which appear in the Danish Tax Administration’s e-self-service, TastSelv, may not be correct. The Participant has a duty to control the numbers in TastSelv no later than 1 July following the expiration of the foregoing income year. In the event the numbers are not correct, the Participant shall before 1 July correct and submit the correct numbers in the Danish Tax Administration’s e-self-service, TastSelv. In addition, the Participant shall contact the Danish Tax Administration and inform them about the following: (i) the name of the Shares purchased or sold, (ii) the number of Shares purchased or sold, (iii) the time the Shares were purchased or sold, (iv) the price per Share and (v) the total price paid for the Shares, including transaction costs, if any.
The Participant shall send the transaction information via the contact formula in the e-self-service, TastSelv, with documentation in the form of account statements from the broker or bank to be included.

Foreign Asset/Account Reporting Information. If the Participant is resident in Denmark and establishes or holds an account outside Denmark that holds Shares or cash, the Participant is required to report such foreign account(s) to the Danish Tax Administration (Skattestyrelsen) as part of the Participant’s annual Danish tax return under the section relating to foreign income and assets. The form which should be used in this respect can be obtained from a local bank.

FINLAND

Terms and Conditions

Employee Non-Solicitation, Customer Non-Solicitation and Non-Compete. This provision supplements Sections 11, 12 and 13 of the Agreement:

The Participant acknowledges and agrees that After Employment Employee Non-Solicitation, Customer Non-Solicitation and Non-Compete obligations are not considered Post-Employment Non-Compete Agreements under the Finnish Employment Contracts Act and, therefore, the Participant is not entitled to any additional compensation for these obligations.

Notifications

Foreign Asset/Account Reporting Information. Finland has not adopted any specific reporting requirements with respect to foreign assets/accounts. However, Participant should check Participant’s pre-completed tax return to confirm that the ownership of Shares and other securities (foreign or domestic) are correctly reported. If Participant finds any errors or omissions, Participant must make the necessary corrections electronically or by sending specific paper forms to the local tax authorities.

FRANCE

Terms and Conditions

Language Consent. By accepting the RSU Award, the Participant confirms having read and understood the documents relating to this grant (the Plan, the Agreement and this Exhibit B) which were provided in English language. The Participant accepts the terms of those documents accordingly.

En acceptant l’attribution, vous confirmez ainsi avoir lu et compris les documents relatifs à cette attribution (le Plan, le contrat et cette Annexe) qui ont été communiqués en langue anglaise. Vous acceptez les termes en connaissance de cause.

Nature of Grant. By accepting the RSU Award, the Participant acknowledges and agrees that, as provided for under the Plan and Agreement provisions, the grant of the RSU Award is discretionary in nature by the Company and as such may be amended, suspended or terminated by the Company at any time. It does not create any claim or entitlement to compensation or damages under the French employment agreement signed between the Participant and the Employer.

Notifications

Non-Qualified status of the RSU Award. The RSU Award is not intended to qualify for the special tax and social security treatment in France applicable to shares granted for no consideration under Sections L. 225-197-1 to L 225-197-5 and Sections L. 22-10-59 and L. 22-10-60 of the French Commercial Code, as amended.

Foreign Account Reporting Notification. The Participant must report annually any Shares and bank accounts he/she holds outside France, including the accounts that were opened, held, used and/or closed during the tax year, to the French tax authorities, on an annual basis on a special Form N° 3916, together with his/her personal income tax return. This specific reporting obligation applies also to securities accounts opened for the purpose of the grant of the RSU Award. Failure to report triggers a significant penalty.

GERMANY

Notifications

Exchange Control Notification. Cross-border payments in excess of €50,000 must be reported to the German Federal Bank (Bundesbank) on a monthly basis. The Employer will report certain information related to the RSU Award, as required to comply with this obligation. If the Participant otherwise receives a payment in excess of this amount (e.g., if the Participant sells Shares via a foreign broker, bank or service provider and receive proceeds in excess of this amount and/or if the Company withholds Shares with a value in excess this amount to recover Tax-Related Items due by the Participant in connection with the Plan), the Participant must report the payment and/or the value of the Shares withheld or sold to the Bundesbank, either electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available on the Bundesbank website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by Bundesbank. The report must be submitted monthly or within such other timing as is permitted or required by Bundesbank.

Foreign Asset/Account Reporting Notification. If the acquisition of Shares in the Company under the Plan leads to a so-called “qualified participation” at any point during the calendar year, the Participant will need to report the acquisition when filing the tax return for the relevant year (at the latest 14 months after the end of such calendar year). A “qualified participation” is attained if (i) the acquisition costs of all participations in the Company exceed €150,000 (if the Participant owns 1% or more of the Company’s nominal share capital) or (ii) the participant holds Shares exceeding 10% of the nominal share capital of the Company.

HONG KONG

Terms and Conditions

Warning: The RSU Award and Shares acquired upon vesting of the RSU Award do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company, its Parent, Subsidiary or Affiliates. The Agreement, including this Exhibit B, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a

“prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. Nor have the documents been reviewed by any regulatory authority in Hong Kong. The RSU Award is intended only for the personal use of each eligible Employee of the Employer, the Company or any Parent, Subsidiary or Affiliate and may not be distributed to any other person.

Sale Restriction. Notwithstanding anything contrary in the Notice, the Agreement or the Plan, in the event the Participant’s RSU Award vests such that Vested Shares are issued to the Participant or his or her heirs and representatives within six months of the Date of Grant, the Participant agrees that the Participant or his or her heirs and representatives will not dispose of any Vested Shares acquired prior to the six-month anniversary of the Date of Grant.

Notifications

Nature of Scheme. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

HUNGARY

IF THE PARTICIPANT IS AN EMPLOYEE

Terms and Conditions

Employment related provisions. The Employer’s prior consent is required for the delivery of the Agreement between the Participant and the Company or any Parent, Subsidiary or Affiliate if it is not the Employer of the Participant.

Section 13 of the Agreement shall not be deemed as a non-compete agreement under Hungarian labour law; it is considered as a non-compete agreement concluded between the Company or any Parent, Subsidiary or Affiliate and the Participant on a contractual basis.

INDIA

Notifications

Exchange Control Information. The Participant must repatriate the proceeds from the sale of Vested Shares acquired under the Plan within the time frame prescribed under applicable Indian exchange control laws as may be amended from time to time, unless an exemption from the repatriation requirement applies (such as reinvesting the proceeds into non-Indian securities). The Participant must maintain the foreign inward remittance certificate received from the bank where the foreign currency is deposited in the event that the Reserve Bank of India or the Employer requests proof of repatriation. It is the Participant’s responsibility to comply with applicable exchange control laws in India. This only applies to a Participant who qualifies as a person resident in India under the Indian foreign exchange laws.

Additionally, the Participant must inform their Employer of any divestment made by them in relation to the Vested Shares within 7 days of undertaking such divestment. This is to enable the Indian Employer to undertake the mandatory reporting of the investment and divestment made by the Participant(s) to the Reserve Bank in India in Form OPI.

Foreign Asset / Account Reporting Information. The Participant is required to declare any foreign bank accounts and any foreign financial assets (which includes Vested Shares held in the Participant’s offshore brokerage account) in the Participant’s annual tax return. It is the Participant’s responsibility to comply with this reporting obligation. Additionally, upon the event of any income arising to the Participant out of the Vested Shares, the Participant will be obligated to report such income in his / her annual tax return. This only applies to a Participant who is an ordinary resident of India under Indian tax law.

IRELAND

Terms and Conditions

Data Privacy: Section 9 of the Agreement is replaced by the following:

(a)    The Employer or as the case may be the Company, its Parent, a Subsidiary or an Affiliate will collect, use and transfer as required among the aforementioned parties, in electronic or other form, the Participant’s personal data as described in this Agreement and any other RSU Award materials for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

(b) The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all RSU Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

(c) The Participant understands that Data will be transferred to the Company stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States, Singapore or elsewhere, and that the recipients’ country (e.g., the United States or Singapore) may have different data privacy laws and protections from the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company, the Company stock plan service provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or object to the processing of Data, in any case without cost, by contacting in writing his or her local human resources representative. The Participant understands, however, that objecting to processing of Data may affect the Participant’s ability to participate in the Plan. For more information on the consequences of an objection, the Participant understands that he or she may contact his or her local human resources representative.

Notifications

Director Notification Obligation. Directors, shadow directors and secretaries of the Company’s Irish Subsidiary or Affiliate are subject to certain notification requirements under the Irish Companies Act. Directors, shadow directors and secretaries must notify the Irish Subsidiary or Affiliate in writing of their interest in the Company and the number and class of Shares or rights to which the interest relates within five days of the issuance or disposal of Shares or within five days of becoming aware of the event giving rise to the notification. This disclosure requirement also applies to any rights or Shares acquired by the director’s spouse or children (under the age of 18).

Reporting Obligations to the Irish Revenue Commissioners. The Company and/or the Employer have certain mandatory reporting obligations to the Irish Revenue Commissioners in relation to the operation of the Agreement and the Plan. The Participant acknowledges this obligation and agrees that the Company and/or the Employer may share certain information in relation to the RSU Reward and Vested Shares with the Irish Revenue Commissioners to satisfy this obligation.

ISRAEL

Terms and Conditions

Israeli Sub-Plan. The RSU Award is also subject to the Sub-Plan for Israeli Participants (the “Israeli Sub-Plan”) which is considered as a part of the Plan. The terms used herein shall have the meaning ascribed to them in the Plan or Israeli Sub-Plan. In the event of any conflict, whether explicit or implied, between the provisions of the Agreement and the Israeli Sub-Plan, the provisions set out in the Israeli Sub-Plan shall prevail. By accepting this RSU Award, the Participant acknowledges that a copy of the Israeli Sub-Plan has been provided to the Participant and agreed to the terms of such Israeli Sub-Plan.

Designation. If the Participant is an employee of an Employer, the RSU Award will be subject to the trustee capital gain tax treatment in accordance with the provisions of Section 102(b)(2) and 102(b)(3)of the Israeli Income Tax Ordinance [New Version], 5721-1961 (“Section 102” and “Capital Gains Route” and the “Ordinance”, respectively) and it has been designated as a 102 Award (as defined in the Israeli Sub-Plan), subject to compliance with the requirements under Section 102 and any associated rules or regulations, including the execution of the Agreement and the acknowledgments included below. In respect of Capital Gain Award, the tax is only due upon sale of the underlying Shares or upon release of the underlying Shares from the holding or control of the Trustee. If the Participant is an Israeli resident however is engaged by the Company or any other non-Israeli Subsidiary or is a consultant or service provider of the Company’s Israeli resident Subsidiary, the RSU Award will be subject to tax upon vesting and settlement in accordance with Section 3(i) of the Ordinance.

Trustee Arrangement. With respect to any Award under the Capital Gains Route - the RSU Award and the Shares issued upon settlement of such RSU Award, and/or any additional rights, including without limitation any right to receive any dividends or any Shares received as a result of an adjustment made under the Plan that may be granted in connection with the RSU Award (the “Additional Rights”), will be issued to the Trustee or placed under the control of the Trustee under a supervisory trustee arrangement for at least the period stated in Section 102 under the Capital Gains Route or any shorter period of time as determined by the Israeli Tax Authority (“Holding Period and the “ITA”, respectively). In the event the RSU Awards do not meet the requirements of Section 102, such RSU Awards and the underlying Shares shall not qualify for the favorable tax treatment under Section 102. In accordance with the requirements of Section 102 and the Capital Gains Route, during the Holding Period the Participant shall not sell or transfer the underlying Shares or the Additional Rights from the Trustee. Notwithstanding the above, if such sale or transfer occurs before the end of the Holding Period, the sanctions under Section 102 shall apply to and shall be borne by the Participant.

The Company makes no representations or guarantees that the RSU Award will qualify for favorable tax treatment and will not be liable or responsible if favorable tax treatment is not available under Section 102. Any RSU Award accelerated upon termination of employment in accordance with Article 10.2(b) of the Plan may be disqualified from the Capital Gains Route.

Any fees associated with any vesting, sale, transfer or any act in relation to the RSU Awards shall be borne by the Participant. The Trustee and/or the Company and/or any Subsidiary shall be entitled to withhold or deduct such fees from payments otherwise due to the Participant from the Company or any Subsidiary or the Trustee.

Taxes. In addition to the provisions included in the Agreement, it is clarified that any and all taxes imposed in respect of the RSU Awards and/or underlying Shares, including, but not limited to, the grant of the RSU Awards, and/or the vesting, exercise, transfer, waiver, or expiration of RSU Awards and/or underlying Shares, and/or the sale of underlying Shares, shall be borne solely by the Participant, and in the event of death, by the Participant’s heirs. The Company, any Subsidiary, the Trustee or anyone on their behalf shall not be required to bear the aforementioned tax, directly or indirectly, nor shall they be required to gross up such tax in the Participant’s salary or remuneration. The applicable tax shall be withheld from the proceeds of sale of underlying Shares or shall be paid to the Company or any Subsidiary or the Trustee by the Participant. Notwithstanding the foregoing, the Company or any Subsidiary or the Trustee shall be entitled to withhold tax as it deems necessary to comply with applicable law and to deduct any tax from payments otherwise due to the Participant from the Company or any Subsidiary or the Trustee. The ramifications of any future modification of applicable law regarding the taxation of the RSU Awards granted to the Participant shall apply to the Participant accordingly and the Participant shall bear the full cost thereof, unless such modified laws expressly provide otherwise.

Additional Acknowledgments and Undertakings. In addition to the provisions set out in the Agreement, by accepting an RSU Award classified under the Capital Gains Route, the Participant also confirms that:

1.The Participant is familiar with and understands the provisions of Section 102 and any associated rules or regulations in general, and the tax arrangement under the Capital Gains Route in particular, and agrees to comply with such provisions, as amended from time to time.
2.The Participant agrees that RSU Awards and the Shares that may be issued in connection with the RSU Awards, will be held or controlled by a trustee under a supervisory trustee arrangement for at least the duration of the Holding Period, as determined in Section 102 under the Capital Gains Route.
3.The Participant agrees to the provisions of the trust deed signed between the Company and/or the Employer and the Trustee attached hereto.
4.The Participant understands that any release of such Shares from trust, or any sale of the Shares prior to the termination of the Holding Period constitutes a violation of the terms of Section 102 and agree to bear the relevant sanctions.
5.The Participant authorizes the Company and/or the Employer to provide the Trustee with any information required for the purpose of administrating the grant of the RSU Awards, including without limitation information about the Participant's RSU Awards, income tax rates, salary bank account, contact details and identification number and any reasonable information required by the Trustee.
6.The Participant declares that he/she is a resident of the state of Israel for tax purposes and agree to notify the Company upon any change in the residence address and acknowledge that if he/she ceases to be an Israeli resident or if his/her engagement with the Company or any Subsidiary is terminated, the RSU Awards and underlying Shares shall remain subject to Section 102, the trust agreement, the Plan and grant document.
7.The Participant acknowledges, understands and agrees that the RSU Awards are an extraordinary, one-time benefit granted to the Participant, and does not create any contractual or other right to receive a future grant of RSU Awards.

The grant of the RSU Awards is conditioned upon the Participant signing all documents requested by the Company, the Employer or the Trustee.

Notifications

Securities Law Notification. The Company has obtained an exemption from the requirements of filing a prospectus in Israel with respect to any grant under the Plan. Applicable documentation can be obtained by contacting the Participant’s local human resources department.

ITALY

Terms and Conditions

Data Privacy. This provision replaces Section 9 of the Agreement:

The Participant understands that as a Data Controller according to Art 4 Para 1.7 Reg. UE/2016/679 (“GDPR”) the Company and the Employer as the Privacy Representative of the Company in Italy (the “Controller”), may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Parent, Subsidiary or Affiliate, details of all RSU Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor. The Company and the Employer inform the Participant as per Art. 12-13 GDPR that they will process said data and other data lawfully received from a third party (“Personal Data”) according to a level of security equal to that required by the GDPR or by the US Data Privacy Framework; Personal Data will be processed for the exclusive purpose of managing and administering the Plan (and so on the legal basis of Art. 6 para. 1 lit. b GDPR) and complying with applicable laws, regulations and Community legislation (and so on the legal basis of Art. 6 para. 1 lit. c GDPR). The Participant understands that Personal Data may also be transferred to the independent registered public accounting firm engaged by the Company, and also to the legitimate addressees under applicable laws. The Participant also understands that providing the Company with Personal Data is mandatory for compliance with laws and is necessary for the performance of the Plan and that the Participant’s refusal to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan. The Participant understands that Personal Data will not be publicized, but it may be accessible by the Company and the Employer and within the Employer’s organization by its internal and external personnel in charge of processing, and by the data processor, if appointed. The updated list of processors and of the subjects to which Personal Data are communicated will remain available upon request at the Employer. Furthermore, Personal Data may be transferred to banks, other financial institutions or brokers involved in the management and administration of the Plan. The Participant further understands that the Company and any Parent, Subsidiary or Affiliate will transfer Personal Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and that the Company and any Parent, Subsidiary or Affiliate may each further transfer Personal Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer of Personal Data to a broker or other third party with whom the Participant may elect to deposit any Vested Shares acquired under the Plan or any proceeds from the sale of such Shares. Such recipients may receive, possess, use, retain and transfer Personal Data in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that these recipients may be acting as controllers, processors or persons in charge of processing, as the case may be, according to applicable privacy laws, and that they may be located in or outside the European Economic Area, such as in the United States, Singapore or elsewhere, in countries that do not provide an adequate level of data protection as intended under Italian privacy law.

Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Personal Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan. Otherwise, Personal Data will be processed for the entire period of the Participant’s employment relationship and for ten years thereafter or such longer period required to satisfy any applicable legal or regulatory obligations.

The Participant understands that Personal Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Personal Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to GDPR and Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Personal Data abroad, including outside of the European Economic Area, as specified herein and pursuant to applicable laws and regulations, does not require the Participant’s consent thereto as the processing is necessary to performance of law and contractual obligations related to implementation, administration and management of the Plan. The Participant understands that, pursuant to Articles 13(2)(b) and (d), 15, 18, 19, 20 and 21 GDPR , he or she has the right at any moment to, including, but not limited to, (a) consult data and request that it be updated, corrected, supplemented, deleted or to object to or restrict its processing, as well as to request its portability, (b) submit a complaint to the Italian Data Protection Authority (the “Authority”), following the procedures and directions published on the Authority’s official website at www.garanteprivacy.it. In the event of a request to limit the processing of the data provided, to object to their processing, to their cancellation or to withdraw consent, the Data Controller may reserve the right to retain some of the Participant’s data to the extent that they are necessary for the “performance of the contract” or for the protection of its “legitimate interest” pursuant to section 7 of the Legislative Decree no. 196/2003 and to obtain confirmation that Personal Data exists or not, access, verify its contents, origin and accuracy, delete, update, integrate, correct, blocked or stop, for legitimate reason, the Personal Data processing. To exercise privacy rights (which is not subject to any formal constraint and is free of charge), the Participant should contact the Employer. Furthermore, the Participant is aware that Personal Data will not be used for direct marketing purposes. In addition, Personal Data provided can be reviewed and questions or complaints can be addressed by contacting the Participant’s human resources department.

Plan Document Acknowledgement. The Participant acknowledges that the Participant has read and specifically and expressly approves the following sections of the Agreement: Section 1: Grant of RSU Award; Section 2: Delivery; Section 3: Compliance with Laws and Regulations; Section 4: Rights as Shareholder; Section 5: Stop-Transfer Orders; Section 6: Taxes and Disposition of Shares; Section 7: Nature of Grant; Section 8: No advice Regarding Grant; Section 10: Successors and Assigns; Section 11: Governing Law; Venue; Section 15: Electronic Delivery; Section 16: Exhibit B; Section 18: Imposition of Other Requirements; and the Data Privacy section of this Exhibit B.

Notifications

Exchange Control Information. Without limiting in any way Participant’s obligations under the Agreement and/or the Plan (also with regard to Section 6: Taxes and Disposition of Shares and Section 8: No Advice Regarding Grant), to participate in the Plan, the Participant – whether he or she is an Italian resident – must comply with exchange control regulations in Italy. The Participant is required to report in his or her annual tax return: (a) any transfers of cash or Vested Shares to or from Italy; (b) any foreign investments or investments held outside of Italy at the end of the calendar year; and (c) the amount of the transfers to and from Italy which have had an impact during the calendar year on the Participant’s foreign investments or investments held outside of Italy. The Participant may be exempt from the requirement in (a) if the transfer or investment is made through an authorized broker resident in Italy, as the broker will generally comply with the reporting obligation on his or her behalf. Italian residents may be subject to tax on the value of financial assets held outside of Italy. The taxable amount will be the fair market value of the financial assets, assessed at the end of the calendar year.

Foreign Asset / Account Reporting Information. If the Participant is an Italian resident who, at any time during the fiscal year, holds foreign financial assets (including cash and Shares) which may generate income taxable in Italy, such Participant is required to report these assets in his or her annual Italian tax return (UNICO Form, RW Schedule) for the year during which the assets are held, or on a specific filing if no tax return is otherwise due. These reporting obligations also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian anti‑money laundering provisions. Foreign Asset Tax (IVAFE). The value of any Shares (and other financial assets) held outside Italy by individuals resident in Italy may be subject to Italian foreign financial asset tax (IVAFE). The taxable amount will be the fair market value of the financial assets (e.g., Shares) assessed at the end of the calendar year. The value of financial assets held abroad must be reported in the RW Schedule of the annual Italian tax return.

JAPAN

Notifications

Exchange Control/Tax Reporting Information. If the aggregate fair value of the Shares issued pursuant to the RSU Award is more than JPY 100,000,000, the reporting requirement is applicable under the Japanese foreign exchange rules. In addition, the Participant is required to report the details of any assets held outside of Japan as of December 31 (including the Shares acquired under the Plan) to the relevant tax authority by June 30 of the following year to the extent such assets have a total net fair market value in excess of JPY 50,000,000.

Foreign Asset/Account Reporting Information. If the Participant is a Japanese resident, the Participant may be required to report details of any assets held outside Japan as of December 31st to the extent such assets have a total net fair market value exceeding ¥50,000,000. This report is due by March 15 each year.

KOREA

Notifications

Exchange Control Information. Korean residents who sell Shares acquired under the Plan and/or receive cash dividends on the Shares must file a report with a Korean foreign exchange bank if the proceeds exceed a certain threshold (currently US$5,000 per transaction) and are deposited into a non-Korean bank account. The report is not required if proceeds are deposited into a non-Korean brokerage account. It is the Participant’s responsibility to ensure compliance with any applicable exchange control reporting obligations.

Foreign Asset/Account Reporting Information. If the Participant is a Korean resident, the Participant must declare all foreign financial accounts (e.g., non-Korean bank accounts, brokerage accounts) to the Korean tax authority and file a report with respect to such accounts in June of the following year if the monthly balance of such accounts exceeds KRW 500 million (or an equivalent amount in foreign currency) on any month-end date during a calendar year.

MALAYSIA

Notifications

Malaysian Insider Trading. The Participant should be aware of the Malaysian insider-trading rules, which may impact his or her acquisition or disposal of Shares or rights to Shares under the Plan. Under the Malaysian insider-trading rules, the Participant is prohibited from selling Shares when he or she is in possession of information which is not generally available and which he or she knows or should know will have a material effect on the value of the Shares once such information is generally available.

Director Notification Obligation. If the Participant is a director of the Company’s Malaysian Subsidiary, he or she is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Subsidiary in writing when the Participant receives or disposes of an interest (e.g., RSU Award, Shares) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

Tax Responsibility of the Participant. The Participant is required to make an assessment by including the share benefit as income for the basis period in which the Shares are vested, report in the income tax return form of the Participant, the amount in respect of benefits from the Shares that have been vested, and ensure that income tax on that benefit is paid.

MEXICO

Terms and Conditions

The following provisions supplement Sections 6 and 7 of the Agreement:

Section 7

Modification. By accepting the RSU Award, the Participant understands and agrees that any modification of the Plan or the Agreement or its termination shall not constitute a change or impairment of the terms and conditions of employment.

Policy Statement. The RSU Award grant the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.

The Company, with registered offices at 2 Changi South Lane, Singapore 486123, is solely responsible for the administration of the Plan, and participation in the Plan and the grant of the RSU Award do not, in any way, establish an employment relationship between the Participant and the Company since he or she is participating in the Plan on a wholly commercial basis. The Participant expressly recognizes that the Plan and the grant of the RSU Award do not establish any rights between the Participant and his or her sole Employer (Availmed Servicios S.A. de C.V., Grupo Flextronics S.A. de C.V., Flextronics Servicios Guadalajara S.A. de C.V., Flextronics Servicios Mexico S. de R.L. de C.V. or Flextronics Aguascalientes Servicios S.A. de C.V.), nor does it form part of the employment conditions and/or benefits provided by the Employer.

Plan Document Acknowledgment. By accepting the RSU Award, the Participant acknowledges that he or she has received copies of the Plan, has reviewed the Plan and the Agreement in their entirety, and fully understands and accepts all provisions of the Plan and the Agreement.

In addition, the Participant further acknowledges that he or she has read and specifically and expressly approves the terms and conditions in the Nature of Grant section of the Agreement, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company and any Parent, Subsidiary or Affiliates are not responsible for any decrease in the value of the Shares acquired upon vesting of the RSU Award.

No Entitlement for Claims or Compensation. The Participant hereby declares that he or she does not reserve any action or right to bring any claim against the Company or his or her Employer for any compensation or damages as a result of his or her participation in the Plan and therefore grants a full and broad release to the Employer, the Company and any Parent, Subsidiary or Affiliates with respect to any claim that may arise under the Plan.

Spanish Translation

Términos y condiciones

Las siguientes disposiciones complementan las secciones 7 del Acuerdo:

Sección 7

Modificación: Al aceptar el Otorgamiento de Acciones por Bonificación, el Participante entiende y está de acuerdo en que cualquier modificación del Plan o del Acuerdo o su terminación, no constituirá un cambio o disminución de los términos y condiciones de empleo.

Declaración de Política: El Otorgamiento de Acciones por Bonificación que la Compañía efectúa conforme al Plan es de forma unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificarlo y discontinuarlo en cualquier momento sin responsabilidad alguna para la Compañía. La Compañía, con oficinas registradas en 2 Changi South Lane, Singapore 486123 es la única responsable de la administración del Plan y la participación en el Plan y el Otorgamiento de Acciones por Bonificación no establece de forma alguna una relación de trabajo entre el Participante y la Compañía, ya que su participación en el Plan es completamente comercial. El Participante expresamente reconoce que el Plan y el Otorgamiento de Acciones por Bonificación no establece ningún derecho entre el Participante y su único Empleador (Availmed Servicios S.A. de C.V., Grupo Flextronics S.A. de C.V., Flextronics Servicios Guadalajara S.A. de C.V., Flextronics Servicios México S. de R.L. de C.V. o Flextronics Aguascalientes S.A. de C.V., según sea el caso), ni tampoco forma parte de las condiciones laborales o beneficios provistos por el Empleador.

Conocimiento del Documento del Plan. Al aceptar el Otorgamiento de Acciones por Bonificación, el Participante reconoce que ha recibido copia del Plan, ha revisado el mismo, al igual que la totalidad del Acuerdo y que entiende y acepta completamente todas las disposiciones contenidas en el Plan y en el Acuerdo.

Además, el Participante reconoce que ha leído, y que aprueba específica y expresamente los términos y condiciones contenidos en la sección denominada Naturaleza del Otorgamiento, en la cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en éste es ofrecida por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañía, así como su Matriz, Subsidiaria o Filiales no son responsables por cualquier disminución en el valor de las Acciones adquiridas por virtud del Otorgamiento de Acciones por Bonificación.

Derecho a Reclamaciones o Indemnizaciones. El Participante declara que no se reserva ninguna acción o derecho para interponer reclamo alguno en contra de la Compañía o su empleador por indemnización o daño alguno como resultado de su participación en el Plan y, en consecuencia, otorga el más amplio finiquito al Empleador, así como a la Compañía o su Matriz, Subsidiaria o Filiales con respecto a cualquier reclamo que pudiera originarse en virtud del Plan.

NETHERLANDS

Notifications

Securities Law Information. The Participant should be aware of the Dutch insider-trading rules, which may impact the sale of Shares acquired under the Plan. In particular, the Participant may be prohibited from effectuating certain transactions if the Participant has inside information about the Company.

Under Article 5:56 of the Dutch Financial Supervision Act, anyone who has “insider information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is defined as knowledge of specific information concerning the issuing company to which the securities relate or the trade in securities issued by such company, which has not been made public and which, if published, would reasonably be expected to affect the share price, regardless of the development of the price. The insider could be any Employee in the Netherlands who has inside information as described herein.

Given the broad scope of the definition of inside information, certain Employees working at a Parent, Subsidiary or Affiliate in the Netherlands may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when the Participant has such inside information.

NORWAY

Terms and Conditions

Data Privacy. This provision replaces Section 9 of the Agreement:

The Participant understands that the Company and the Employer will process certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Parent, Subsidiary or Affiliate, details of all RSU Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, and that the Company and the Employer will process said data and other data lawfully received from third party (“Personal Data”) for the purposes of managing and administering the Plan, the employment relationship and complying with applicable laws and regulations. The legal bases under Regulation (EU) 2016/679 (the “GDPR”) are thus (i) the necessity for performing a contract to which the Participant is party (Article 6 no. 1 b)); and (ii) the necessity for compliance with a legal obligation (Article 6 no 1 c)). The Participant also understands that providing the Company with Personal Data is mandatory for compliance with laws and is necessary for the performance of the Plan and that the Participant’s refusal to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan. The Participant understands that Personal Data will not be publicized, but it may be accessible by the Employer as the Privacy Representative of the Company and within the Employer’s organization by its internal and external personnel in charge of processing, and by the data processor, if appointed. The updated list of processors and of the subjects to which Personal Data are communicated will remain available upon request at the Employer.

Furthermore, Personal Data may be transferred to banks, other financial institutions or brokers involved in the management and administration of the Plan. The Participant understands that Personal Data may also be transferred to the independent registered public accounting firm engaged by the Company, and also to the legitimate addressees under applicable laws.

The Participant further understands that the Company and any Parent, Subsidiary or Affiliate will transfer Personal Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and that the Company and any Parent, Subsidiary or Affiliate may each further transfer Personal Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer of Personal Data to a broker or other third party with whom the Participant may elect to deposit any Vested Shares acquired under the Plan or any proceeds from the sale of such Shares. Such recipients may receive, possess, use, retain and transfer Personal Data in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that these recipients may be acting as controllers, processors or persons in charge of processing, as the case may be, according to applicable privacy laws, and that they may be located in or outside the European Economic Area, such as in the United States and/or Singapore or elsewhere, including countries that do not provide an adequate level of data protection. In the lack of an adequacy decision under Article 45 of the GDPR, the Employer and/or Company will rely on other safeguards, such as binding corporate rules or the Standard Contractual Clauses adopted according to the Commission Implementing Decision on standard contractual clauses for the transfer of personal data to third countries pursuant to Regulation (EU) 2016/679.

The Company and the Employer will process the Personal Data for as long as it is necessary to fulfill the employment contract with the Participant, or for as long as it is necessary to comply with a legal obligation to which the Company and/or Employer is subject.

The Participant shall, according to Chapter III of the GDPR, have the right to, including, but not limited to, obtain confirmation that Personal Data exists or not, access, verify its contents, origin and accuracy, delete, update, integrate, correct, blocked or stop, for legitimate reason, the Personal Data processing, and to complain to the national data protection authority. To exercise privacy rights, the Participant should contact the Employer. In addition, Personal Data provided can be reviewed and questions or complaints can be addressed by contacting the Participant’s human resources department.

POLAND

Notifications

Exchange Control Information. If the Participant transfers funds exceeding the equivalent of EUR 15,000 in a single transaction, the Participant may be required to carry out such transfer through a bank account, depending on the nature of the transaction and applicable Polish foreign exchange regulations. The Participant is required to retain all documents connected with foreign exchange transactions for a period of five (5) years, calculated from the end of the calendar year in which foreign exchange transactions were made.

Foreign Asset/Account Reporting Information. If the Participant is a Polish resident, the Participant may be required to file quarterly statistical reports with the National Bank of Poland (Narodowy Bank Polski) if the Participant holds foreign securities (including Shares) and/or maintains accounts outside Poland. Such reports include information on transactions and balances of foreign securities and cash. This reporting obligation generally applies if the aggregate value of foreign securities and cash (combined with all other assets held abroad) exceeds PLN 7,000,000 during the relevant reporting period.

ROMANIA

Terms and Conditions

Non-compete.

Applicability. This provision supplements Section 13 of the Agreement (where applicable):

1.The Participant is forbidden to carry out in his/her own interest or a third party, directly or indirectly, dependent or independent activities in the fields of activity set forth in any confidentiality, non-competition, non-solicitation or similar agreement between the Participant and the Company or any Affiliate thereof, for the benefit of but not limited to any competitor of the Company (i.e., which has the same core business as the Company).

2.The non-competition clause in relation to the competing companies listed above produces its effects across such territories set forth in any confidentiality, non-competition, non-solicitation or similar agreement between the Participant and the Company or any Affiliate thereof.

3.The list of the companies mentioned above shall be supplemented automatically with the legal entities which have the same core business as the Company and, consequently, compete with it, entities which shall be incorporated across the aforementioned territories after signing the present agreement, as well as during the non-competition period mentioned below.

4.The Participant further undertakes during the non-competition period mentioned below not to: - entice the clientele of the Company by making use of the relationships established with such clientele while being employed by the Company; - entice any Participants of the Company for the purpose of setting up a competing company in order to attract the customers of the Company as well as not to entice any Participants of the Company in order to cause business disruption.

5.The non-competition clause produces its effects for a period of 12 months after termination of the individual employment agreement.

6.After the termination of the employment agreement and during the period of time mentioned above, the monthly non-competition compensation equals the price of the applicable Vested Share, but no less than 50% of the average gross salaries from the last 6 months prior to the termination date of the employment agreement shall be paid to the Participant in exchange of his or her compliance with the non-competition clause. In case the price obtained from the sale of the RSU is less than 50% of the average gross salaries from the last 6 months prior to the termination date of the individual employment agreement, the Company will pay the difference to maintain such level of compensation. The above-mentioned monthly compensation becomes due at the end of each month and is paid by bank transfer into an account indicated by the Participant.

7.In case of infringement against the non-competition clause, the Participant shall be obligated to return in full the amounts paid by the Company after the termination of the employment relationship as non-competition compensation and, as the case may be, to pay damages thus caused to the Company.

8.The Company may unilaterally waive the non-competition clause stipulated in the individual employment agreement at any moment prior to its entry into force based on a written notification sent by the Company to the Participant with regard to the denunciation of this clause.

Notifications

Exchange Control Information. If the Participant remits foreign currency into or out of Romania (e.g., the proceeds from the sale of his or her Vested Shares), the Participant may be required to provide the Romanian bank assisting with the transaction with appropriate documentation explaining the source of the income.

SINGAPORE

Terms and Conditions

Data Protection. The Participant acknowledges that:

a.the personal data of the Participant as contained in each document and/or any other notice or communication given or received pursuant to the Plan and/or the Agreement, and/or which is otherwise collected from the Participant (or his or her authorized representative(s)), will be collected, used and disclosed by the Company and/or the relevant subsidiary for the purposes of implementing and administering the Plan, and in order to comply with any applicable laws, listing rules, take-over rules, regulations and/or guidelines;
b.by participating in the Plan, the Participant also consents to the collection, use and disclosure of his or her personal data for all such purposes, including disclosure of personal data of the Participant held by the Company and/or the relevant subsidiary to any of their affiliates and/or to third party administrators who provide services to the Company (whether within or outside Singapore), and to the collection, use and further disclosure by such persons of such personal data for such purposes; and
c.the Participant also warrants that where he or she discloses the personal data of third parties to the Company and/or the relevant subsidiary in connection with the Plan and/or the Agreement, he or she has obtained the prior consent of such third parties for the Company and/or the relevant subsidiary to collect, use and disclose their personal data for the abovementioned purposes, in accordance with any applicable laws, regulations and/or guidelines. The Participant shall indemnify the Company and/or the relevant subsidiary in respect of any penalties, liabilities, claims, demands, losses and damages as a result of the Participant’s breach of this warranty.
d.to the extent that the Participant withdraws consent, the Company may use its discretion under the Agreement to terminate the RSU Award for no consideration.

For this purpose, the term “personal data” shall refer to any information and data which can be related directly or indirectly to an identifiable individual.

Notifications

Securities Law Information. The RSU Award is being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and is not being granted to the Participant with a view to the Shares acquired from the Award being subsequently offered for sale to any other party. The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore. Further, the grant of the RSU Award is subject to section 257 of the SFA and the Participant should not sell, or offer to sell, any Shares acquired pursuant to the award in Singapore, unless such sale or offer is made (i) after six months from the Date of Grant or (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

To the extent the Participant sells, offers to sell or otherwise disposes of Shares acquired through the Plan within six months of the Date of Grant, the Participant is permitted to dispose of such Shares through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside Singapore through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the NASDAQ Stock Market in the United States of America.

Director Notification Obligation. If the Participant is a director (including an alternate director or shadow director) of the Company and/or a Singapore company that is a related corporation (as defined in the Singapore Companies Act 1967 (the “Singapore Companies Act”)) of the Company (the “Singapore Entity(ies)”), the Participant is subject to certain notification requirements under the Singapore Companies Act in connection with the grant of the RSU Award and the subsequent vesting of, and delivery of, Shares underlying the RSU Award. Among these requirements is an obligation to notify the Singapore Entity(ies) in writing when the Participant acquires an interest (e.g., RSU Award, Shares) in the Company. In addition, the Participant must notify the Singapore Entity(ies) in writing when the Participant sells Shares of the Company (including when the Participant sells Shares acquired under the Plan). Please contact the Company to obtain a copy of the notification form.

The Participant must give written notice to the Singapore Entity(ies) of the prescribed particulars relating to the RSU Award and Shares underlying the RSU Award within two business days after (a) the date on which the Participant became a director of the Singapore Entity(ies); or (b) the date on which the Participant became a registered holder of or acquired an interest in the RSU Award or Shares underlying the RSU Award.

Upon the vesting of the Shares underlying the RSU Award and the delivery of Shares to the Participant resulting in the Participant becoming a registered shareholder of the Company, there is a change in the nature of the interest the Participant holds from a beneficial interest arising contractually under the RSU Award to a legal interest as a registered shareholder of the Company. As a result, the Participant is required within two business days, to notify the Singapore Entity(ies) of this technical change in the nature of the Participant’s interest in the Shares of the Company, to enable the Singapore Entity(ies) to meet its statutory obligations and update its Register of Directors’ Shareholdings within three days of receiving the Participant’s notification.

In addition, the Participant must give written notice to the Singapore Entity(ies) of particulars of any change in respect of the prescribed particulars previously given in respect of the RSU Award or Shares underlying the RSU Award, including the consideration (if any) received as a result of the event giving rise to the change, upon say, a sale and transfer of the Shares, within two business days after the occurrence of the event giving rise to the change.

SLOVAK REPUBLIC

There are no country specific provisions.

SOUTH AFRICA

Terms and Conditions

Tax Obligations. The following provision supplements Section 6.1 of the Agreement:

By accepting the RSU Award, the Participant agrees to notify the Employer of the amount of any gain realized at vesting and settlement of the RSU Award. If the Participant fails to advise the Employer of the gain realized at vesting and settlement of the RSU Award, he or she may be liable for a fine. The Participant will be solely responsible for paying any difference between the actual tax liability and the amount withheld by the Employer.

Notifications

Securities Law Notification. Warning: The RSU Award and Shares acquired upon vesting of the RSU Award do not constitute a public offering of securities under South African law and are available only to employees of the Company, its Parent, Subsidiary or Affiliates. The Agreement, including this Exhibit B, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the South African Companies Act. It is to be noted that no documents have been reviewed by any regulatory authority in South Africa. The RSU Award is intended only for the personal use of each eligible Employee of the Employer, the Company or any Parent, Subsidiary or Affiliate and may not be distributed to any other person.

Insider Trading Notification. The Participant should be aware of the South African insider-trading rules, which may impact his or her acquisition or disposal of Shares or rights to Shares under the Plan. Under the South African insider-trading rules, the Participant is prohibited from selling Shares when he or she is in possession of information which is not generally available and which he or she knows or should know will have a material effect on the value of the Shares once such information is generally available.

Exchange Control Information. The Participant is solely responsible for complying with all exchange control laws in South Africa, and neither the Company nor the Employer will be liable for any fines or penalties resulting from the Participant’s failure to comply with South African exchange control laws. The Participant should notify their local bank within 30 days of receiving shares.

SWEDEN

Terms and Conditions

Tax Obligations. The following provision supplements Section 6.1 of the Agreement:

Without limiting the Company’s or the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in this Agreement, by accepting the RSU Award, the Participant authorizes the Company to withhold Shares or to sell Shares otherwise deliverable to the Participant upon vesting/settlement to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.

SWITZERLAND

Notifications

Securities Law Information. In Switzerland, the grant of RSUs is exempt from the requirement to prepare and publish a prospectus under the Swiss Financial Services Act (“FINSA”). This document does not constitute a prospectus pursuant to the FINSA and no such prospectus has been or will be prepared for or in connection with the RSU Awards granted pursuant to the Plan. This document is neither subject to any governmental approval nor must be filed with any Swiss authorities.

Employment Law Information. The Plan and any RSU Award are made as and constitute a discretionary ex gratia payment (Gratifikation/Sondervergütung) within the meaning of Art. 322d of the Swiss Code of Obligation.

Tax Reporting Information.

(i) At grant. The Participant will receive an addendum to the annual salary statement, reporting the details of the RSU Award granted. The Participant is required to file such addendum with his/her tax return. Furthermore, the Participant is required to declare all RSU Awards granted under the Plan which should not be subject to the net wealth tax, but must be reflected “pro memoria” in the statement on bank accounts and securities (Wertschriftenverzeichnis) that the Participant is required to file with the annual tax return.

(ii) At vesting. The Participant will receive an addendum to the annual salary statement, reporting the taxable income realized upon vesting of the RSU Award. The Participant is required to declare such income in and to file the addendum with his/her tax return. Any Shares acquired upon vesting will be subject to the net wealth tax and must be reported in the statement on bank accounts and securities (Wertschriftenverzeichnis) that the Participant is required to file with the annual tax return.

Data Privacy; Transfer of personal data to the United States and/or Singapore. The Participant acknowledges and agrees that personal data will be transferred to the United States and/or Singapore and that there is a risk, in particular, that the rights provided for by Swiss (and EU data protection laws, as applicable) may only be guaranteed to a limited extent and that foreign authorities, i.e., authorities of the United States and/or Singapore may gain access to personal data with or without the Participant’s knowledge. Such access may also result in further tracking and/or observations by foreign authorities.

TAIWAN

Notifications

Securities Law Information. The RSU Award to be granted by the Company to the Participants of the Company or a Taiwan Subsidiary or Affiliate have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission and/or any other regulatory authorities of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer or a solicitation of an offer within the meaning of the Securities and Exchange Act or relevant laws and regulations of Taiwan that requires a registration or approval of the Financial Supervisory Commission and/or any other regulatory authorities of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the RSU Award in Taiwan.

Exchange Control Information. The Participant may acquire and remit foreign currency (including proceeds from the sale of Shares) into and out of Taiwan up to US$10,000,000 (approximately TW$ 320,000,000 as of March 2026 ) per year for inward and outward remittances. On the contrary, the approval of the Central Bank of Taiwan would be required for making inward and outward remittances of foreign exchange that, in the aggregate, exceed the US$10,000,000 annual quota. If the transaction amount is TW$ 500,000 or more in a single transaction, the Participant must submit a Foreign Exchange Transaction Form and also provide supporting documentation to the satisfaction of the remitting bank.

TÜRKIYE

Notifications

Securities Law Information. Pursuant to Turkish capital markets legislation, the sale of shares in stock option plans of foreign companies to employees residing in Türkiye are not subject to filing or disclosure requirements in Türkiye, provided that: (i) such sale does not take place in Türkiye; (ii) it does not fall within the scope of any public offering in Türkiye (i.e., the transaction cannot be defined as a public offering); and (iii) any information to be provided to the employees does not contain any statements giving the impression of a public offering.

Exchange Control Information. If the Participant is a Turkish resident, the Participant is permitted to sell foreign securities (such as the Shares) through intermediary financial institutions that are approved under the Capital Market Law (i.e., banks licensed in Türkiye). Therefore, a Turkish financial intermediary may be required in connection with the sale of any Shares acquired under the Plan. The Participant acknowledges that Participant is solely responsible for engaging such Turkish financial intermediary.

UNITED KINGDOM

Terms and Conditions

Tax Obligations. The following provisions supplement Section 6.1 of the Agreement: The Participant agrees that they are liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company or, if different, the Participant’s Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agree to indemnify and keep indemnified the Company and, if different, the Participant’s Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.

Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the amount of any income tax not collected from or paid by the Participant may constitute a benefit to the Participant on which additional income tax and National Insurance contributions may be payable. The Participant understands that they will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any National Insurance contributions due on this additional benefit, which may also be recovered from the Participant through any means set forth in this Section 6.1of the Agreement.

In the event that the Participant has failed to make arrangements pursuant to Section 6.1 of the Agreement, for the amount so indemnified hereunder, the Participant shall pay to the Company (or such other affiliate, as the case may be) the balance in cash promptly on written demand and in any event within 60 days from the date on which any relevant amount indemnified is due to be accounted for to the applicable tax authority. If such payment is not made, the Participant shall also be liable to account to the Company or any affiliate for any additional liability that may arise to the Company or such other affiliate as a result of the operation of Section 222 of Income Tax (Earnings and Pensions) Act 2003.

National Insurance Contributions Acknowledgment. As a condition of participation in the Plan and the vesting of the RSU Award, the Participant agrees to accept any liability for secondary Class 1 National Insurance Contributions which may be payable by the Company and/or the Employer in connection with the RSU Award and any event giving rise to Tax-Related Items (the “Employer NICs”). To accomplish the foregoing, the Participant agrees to execute a joint election with the Company, the form of such joint election being formally approved by HMRC (the “Joint Election”), and any other required consent or election. The Participant further agrees to execute such other joint elections as may be required between the Participant and any successor to the Company and/or the Employer. The Participant further agrees that the Company and/or the Employer may collect the Employer NICs from the Participant by any of the means set forth in Section 6.1 of the Agreement.

If, at the election of the Company, the Participant does not enter into a Joint Election prior to vesting of the RSU Award or if approval of the Joint Election has been withdrawn by HMRC, the RSU Award shall become null and void without any liability to the Company and/or the Employer and the Company may choose not to issue or deliver Shares upon vesting of the RSU Award.

PART 2 – GDPR

Subject to the laws of the jurisdiction that the Participant is resident in or otherwise subject to, this provision shall apply to any Participant who is resident in a jurisdiction or otherwise subject to the laws of a jurisdiction that is subject to or has implemented GDPR (as hereinafter defined) (as may be amended from time to time and any successor thereto).

For the execution of the Plan and the Agreement it is necessary to process personal data relating to the Participant, consisting of full name, address, position, employer, appraisals and bank account details, employment related data (“Personal Data”).

The Personal Data shall, upon participation in the Plan, be provided to the Company by the Participant and/or any relevant Affiliate or Subsidiary. The Personal Data shall be processed in accordance with the General Data Protection Regulation (“GDPR”) and any applicable national GDPR implementation law, which may for the processing of special categories of personal data (additionally) require the Participant’s (explicit) consent thereto.

The following shall apply:

1.For the execution and administration of the Plan and the Agreement, the Personal Data shall be transferred and processed outside of the European Economic Area (“EEA”), which shall be based on article 49(1)b of the GDPR where such transfer is of an incidental nature and is necessary for the entering into and execution of the Agreement with the Participant. Otherwise, any data transfers between the Company and any of its Subsidiaries or Affiliates shall be based on adequate transfer mechanisms that are implemented within the Company and any Subsidiary or Affiliate, such as the EU Model Clauses.

2.The Personal Data shall solely be processed by the Company (or any of its legal successors) when such processing is necessary for the execution and administration of the Plan or the Agreement and ensuing rights and obligations. Without such processing the Participant cannot participate in the Plan. Furthermore, the Personal Data shall be processed by the Company to comply with its legal obligations and/or for the purposes of its legitimate interest(s) such as to establish, exercise or defend its rights and legal position, and to monitor compliance with the Plan.

3.The Personal Data can be shared by the Company, with other third parties and the competent supervisory authorities in order to comply with its obligations (such as to comply with a request or order), with advisors or lawyers, based on a legitimate business interest to request advice, exercise its rights or with (potential) business partners in the context of a contemplated sale or restructuring of the Company or any Subsidiary or Affiliate.

4.The Personal Data shall be retained for 5 years after participation in the Plan has been terminated, unless longer retention of the Personal Data is required, for example, based on a legal obligation or in order to establish, defend or exercise a legal position.

5.The Participant has the right to request from the Company (or any of its relevant legal successors), access to and, under circumstances to request rectification or erasure of the Personal Data or restriction of processing of their Personal Data or to object to such processing as well as the right to data portability. The Participant has the right to lodge a complaint with respect to the processing of the Personal Data with the competent data protection authority.

6.The Participant may contact the Company with any questions regarding the processing of the Personal Data, to invoke their data subject’s rights or to obtain a copy of the mechanism for the (international) transfer of the Personal Data under this Plan.